EXHIBIT 10.12

MASTER LOAN PURCHASE AGREEMENT

Dated as of ___________, 20______

by and between

LENDINGCLUB CORPORATION,
as Seller

and

[______________],
as Purchaser

    THIS MASTER LOAN PURCHASE AGREEMENT, dated as of _________ __, 20______ (the “Effective Date”), by and between LendingClub Corporation, a Delaware corporation, as seller (“Seller”), and _______________, a [_____________], as purchaser (“Purchaser”).

RECITALS
WHEREAS, from time to time, Seller purchases, without recourse, loans from banking partners; and
WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, from time to time, certain of these loans, on a whole loan basis, and Seller and Purchaser desire to set forth the terms and conditions under which Purchaser will purchase such loans.
NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    Defined Terms.
(a)    As used in this Agreement, the following words shall have the meanings set forth below:
“Addendum” means, with respect to any Purchased Loan, the addendum or addenda attached to this Agreement and applicable to such Purchased Loans. For the avoidance of doubt, each Addendum will apply to a specific Loan Product (e.g., “Prime,” “Super Prime,” “Near Prime,” “Small Business”, “Multi-Draw Line of Credit Product” and such additional products as may be added from time to time), the product-specific terms and conditions of which are outlined on each Addendum.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Master Loan Purchase Agreement, including all exhibits, addenda and schedules attached hereto or delivered in connection herewith, as such agreement may be amended, supplemented and modified from time to time.

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“AML-BSA Laws” means, collectively, (i) the Bank Secrecy Act of 1970, as supplemented by the USA Patriot Act, and any rules and regulations promulgated thereunder; (ii) the Office of Foreign Assets Control’s (“OFAC”) rules and regulations regarding the blocking of assets and the prohibition of transactions involving Persons or countries designated by OFAC; and (iii) any other Applicable Laws relating to customer identification, anti-money laundering or preventing the financing of terrorism and other forms of illegal activity, each as amended.
“Applicable Law” and “Applicable Laws” mean all federal, state and local laws, statutes, rules, regulations and orders, and all requirements of any Regulatory Authority having jurisdiction over Seller, Bank or Purchaser, in each case to the extent applicable to the Purchased Loans (including without limitation the underwriting, origination, servicing, ownership, holding, acquisition and sale of such Purchased Loan), excluding any subsequent interpretations of laws, statutes, rules, regulations and orders by a Regulatory Authority after the Purchase Date of a Loan, if applicable.
“Article 7 Repurchase Price” has the meaning set forth in Section 7.3.
“Bank” means a bank, savings association, or credit union chartered in the United States, or a foreign depository institution acting through a U.S. bank branch, regulated by and subject to the authority of a Regulatory Authority, from which Seller purchases loans, which Bank is the initial issuer of Loans.
“Bank Program” means Seller’s program for acquiring Loans from Bank.
“Borrower” means, with respect to each Loan, each Person or other obligor (including any co-borrower, co-maker, co-signor or guarantor) who is obligated under the terms of such Loan.
“Borrower Information” means any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Borrower, including, but not limited to: a Borrower’s social security number, name, address, telephone number, account number, transactional account history or account status; the fact that the Borrower has a relationship with Purchaser or Seller; certain information from a consumer report; and any other personally identifiable information.
“Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday in the United States; and (c) a day on which banking and savings and loan institutions in San Francisco, California, New York, New York, or the State of Utah are required or authorized by law or Regulatory Authority to be closed for business.
“Charged Off Loan” has the meaning assigned to such term in the Servicing Agreement.
“Claims Notice” has the meaning set forth in Section 5.2.
“Confidential Information” has the meaning set forth in Section 6.1(a).
“Credit Criteria” means, with respect to any Loan, the applicable credit criteria with respect to each Loan Product as defined in the related Addendum, as such criteria may be modified by Seller

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from time to time in its sole discretion and upon such notice as required by the terms of the related Addendum.
“Effective Date” has the meaning set forth in the introductory paragraph.
“Eligible Loan” means a Loan which, as of the related Purchase Date, has been originated by Bank and acquired by Seller from Bank.
“Event of Default” has the meaning set forth in Section 8.2.
“Expiration Date” has the meaning set forth in Section 2.2(c).
“GLB Act” means Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations.
“ID Theft Report” has the meaning set forth in Section 7.1.
“Indemnified Party” has the meaning set forth in Section 5.3.
“Indemnified Purchaser Party” has the meaning set forth in Section 5.1(a).
“Indemnified Seller Party” has the meaning set forth in Section 5.2(a).
“Information Security Program” means all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, adopted and maintained to (i) ensure the security and confidentiality of Borrower Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Borrower Information; (iii) protect against unauthorized access to or use of the Borrower Information; (iv) fully comply with the applicable provisions of the Privacy Requirements; and (v) ensure appropriate disposal of Borrower Information.
“Initial Term” has the meaning set forth in Section 8.1(b).
“Insolvent” means the failure to pay debts in the ordinary course of business or the inability to pay debts as they come due.
“Launch Date” means a date mutually agreed upon by each Party on which Purchaser may commence purchasing Loans described in the related Addendum, in accordance with the terms of Article 2.
“LendingClub” means LendingClub Corporation.
“Loan” has the meaning ascribed to such term in the related Addendum.
“Loan Documents” means, with respect to any Loan, the applicable loan documents listed on the related Addendum, as such list may be modified by Seller from time to time in its sole discretion upon written notice to Purchaser.

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“Loan Document Package” means, with respect to any Loan, all of the promissory notes, loan agreements and other documents executed and delivered in connection with the origination, funding, acquisition and ownership of such Loan, including, without limitation, each of the loan documents listed on the related Addendum, as such list may be modified from time to time in the sole discretion of Seller upon written notice to Purchaser.
“Loan Product” has the meaning set forth in Section 2.1.
“Loan Program” has the meaning set forth in Section 2.1.
“Losses” has the meaning set forth in Section 5.1(a).
“Material Adverse Change” means, with respect to any Person, any material adverse change in the business, financial condition, operations, or properties of such Person that would substantially prevent or impair the Person’s ability to perform any of its obligations under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable).
“Material Adverse Effect” means, (a) with respect to a Party, (i) a Material Adverse Change with respect to such Party or any of its Affiliates taken as a whole; or (ii) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against such Party, or (b) with respect to a Purchased Loan, a material adverse effect upon the legality, validity, binding effect, collectability or enforceability of such Purchased Loan.
“Maximum Purchase Amount” means the maximum aggregate initial principal balance of Eligible Loans with respect to a specific Loan Product or Loan Program that Purchaser will actually purchase in any given calendar month.
“Multi-Party Agreement” means any agreement entered into by Seller, Purchaser and one or more third parties providing for the financing or other similar purpose with respect to the Purchased Loans and this Agreement.
“Non-Conforming Loan” means a Purchased Loan that is determined (a) to have been issued or sold in material breach of any representation, warranty or covenant contained in Section 4.2, (b) to have failed to conform to the specifications of the related Purchase Instructions on the Purchase Date or (c) to be subject to a pricing or other technological error during issuance or underwriting such that on the Purchase Date (i) such Purchased Loan was incorrectly identified as conforming to the relevant specifications of the related Purchase Instructions or (ii) such Purchased Loan, if correctly issued or underwritten, would have failed to conform to the specifications of the related Purchase Instructions.
“Non-Conforming Loan Notice” shall have the meaning set forth in Section 2.4.
“Non-Offered Loan” means a prospective Loan that was initially considered an Eligible Loan and offered to Purchaser pursuant to Section 2.2, but which Loan subsequently fails to issue because (a) the prospective Borrower withdraws or abandons the request for such Loan or otherwise fails to complete the underwriting or review process to obtain such Loan, (b) after further review

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or verification of the prospective Loan by Seller, a determination is made that such Loan is not an Eligible Loan or (c) such Loan is otherwise rejected for purchase by Seller from Bank.
“Origination Date” means, with respect to a Loan, the date that Loan was issued by Bank.
“Party” means either Seller or Purchaser, and “Parties” means Seller and Purchaser.
“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, including any government agency, commission, board, department, bureau or instrumentality.
“Privacy Requirements” means (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (ii) federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and 573 and 16 C.F.R. Part 313; (iii) Interagency Guidelines Establishing Standards For Safeguarding Obligor Information and codified at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570, and 16 C.F.R. Part 314; and (iv) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Borrower Information including, but not limited to, information security requirements promulgated by the Massachusetts Office of Consumer Affairs and Business Regulation and codified at 201 C.M.R. Part 17.00.
“Purchase Commitment” means the selection of prospective Eligible Loans by (i) Purchaser through the Purchaser Online Account or (ii) Seller, acting upon its delegated non-discretionary authority to make Purchase Commitments on behalf of Purchaser (if such authority is delegated to Seller pursuant to the terms of the applicable Addendum), in each case which selection shall constitute an irrevocable commitment by Purchaser to purchase and a commitment by Seller to sell such prospective Eligible Loans (excluding any prospective Eligible Loan that becomes a Non-Offered Loan) pursuant to Section 2.2.
“Purchase Date” means, with respect to any Purchased Loan, the date that such Purchased Loan is purchased by Purchaser under this Agreement, which date shall fall after the Origination Date.
“Purchase Instructions” means the purchase instructions in the form set forth as Exhibit A-1 and/or Exhibit A-2 to this Agreement.
“Purchase Limitation” has the meaning set forth in Section 2.2(d).
“Purchase Price” has the meaning set forth in Section 2.2(b).
“Purchased Loan” means any Eligible Loan that is purchased by Purchaser under the terms of this Agreement, which shall be identified on the respective Purchased Loan Confirmation.
“Purchased Loan Collateral” has the meaning set forth in Section 3.2(a).
“Purchased Loan Confirmation” means with respect to each prospective Eligible Loan subject to purchase, either or both of an email notification by Seller to Purchaser or posting by Seller to the Purchaser Online Account pursuant to which Seller confirms to Purchaser that such Eligible

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Loan has been issued and then purchased by Purchaser as a Purchased Loan hereunder on the respective Purchase Date.
“Purchaser” has the meaning set forth in the introductory paragraph.
“Purchaser Activity Status Report” means information provided by Seller from time to time through the Purchaser Online Account or email to Purchaser that sets forth each prospective Eligible Loan for which Purchaser has made a Purchase Commitment, each such prospective Eligible Loan that has become a Non-Offered Loan, and each such prospective Eligible Loan for which a Purchased Loan Confirmation was issued.
“Purchaser Claims Notice” has the meaning set forth in Section 5.1(c).
“Purchaser Online Account” means the account(s) established by Purchaser on Seller’s platform which provides Purchaser with online access to the platform and in which Seller posts activity relating to the commitment and purchase by Purchaser of Loans hereunder.
“Recipient” has the meaning set forth in Section 6.1(a).
“Records” means, with respect to any Purchased Loan, any loan applications, change-of-terms notices, credit files, servicing and other records, credit bureau reports or other documentation or information relating to or regarding such Loan (including computer tapes, magnetic files, and information in any other format), but excluding any underlying proprietary information of Seller of a type not specifically associated with such Purchased Loan.
“Regulatory Authority” means any federal, state, county, municipal or local agency or regulatory authority, agency, board, body, commission, instrumentality, court, tribunal or quasi-governmental authority having jurisdiction over a Party, any Loan or any Borrower.
“Renewal Term” has the meaning set forth in Section 8.1(b).
“Seller” has the meaning set forth in the introductory paragraph.
“Seller Claims Notice” has the meaning set forth in Section 5.2(a).
“Servicer” means LendingClub, or its successor in interest or permitted assigns, in its capacity as the servicer under the Servicing Agreement, or any successor to Servicer under the Servicing Agreement as provided therein.
“Servicing Agreement” means that certain Master Loan Servicing Agreement of even date herewith, pursuant to which LendingClub will act as the initial servicer of the Purchased Loans for Purchaser, as such agreement may be amended, supplemented and modified from time to time.
“Term” has the meaning set forth in Section 8.1(b).

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“UCC” means the Uniform Commercial Code as in effect from time to time in each State as applicable to the respective actions of Seller relating to the creation, perfection, priority, validity and/or enforcement of the security interest granted by Seller to Purchaser hereunder.
“Whole Loan Transfer” means any sale or transfer by the Purchaser of some or all of the Purchased Loans, other than sales of Charged Off Loans pursuant to the Servicing Agreement.
(b)    Certain words used in this Agreement shall have the meanings set forth in an applicable executed Addendum, and such defined terms are hereby incorporated into this Section 1.1, as applicable.

1.2	Rules of Construction.
(a)    As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; and (v) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (vi) all references to “quarter” shall be deemed to mean calendar quarter.
(b)    The fact that any Party provides approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Law; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Law arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for any failure to comply with all Applicable Law.
ARTICLE 2.
SELLER COMMITMENT AND PURCHASE OF LOANS

2.1	Loan Products, Loan Programs, Purchaser Online Accounts and Addenda.
Seller facilitates the issuance of several Loan products, and investors have the opportunity to invest in or purchase Loans satisfying the Credit Criteria applicable to each such product (each, a “Loan Product”). Certain Loan Products involve multiple programs (e.g., the Scale Program and the Select Program, with respect to the “Prime” Loan Product) (each, a “Loan Program”). On or prior to a Launch Date, Purchaser will (i) establish a Purchaser Online Account with Seller for each applicable Loan Product (or each applicable Loan Program, where applicable) and (ii) execute the related Addendum for each Loan Product in which Purchaser will or intends to participate. A Purchaser Online Account may be used by Purchaser to purchase and hold Loans (a) meeting only one of the Credit Criteria described in the related Addendum (i.e., Loans sold pursuant to a particular

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Loan Product) and (b) purchased under only one Loan Program, where applicable. By way of example only, if Purchaser participates in each of the “Prime” Loan Product/Scale Program, the “Prime” Loan Product/Select Program, and the “Near Prime” Loan Product, Purchaser shall open three Purchaser Online Accounts and execute the two applicable Addenda.

2.2	Purchase Procedures for Offer, Commitment and Funding of Purchased Loans.
(a)    Purchase Commitments. From time to time, Purchaser may make a Purchase Commitment (subject to any applicable Purchase Limitation) for each Loan Product in which it participates (i.e., each Loan Product for which Purchaser has executed an Addendum), or, where Purchaser participates in multiple Loan Programs with respect to a Loan Product, for each Loan Program in which it participates. Each Purchase Commitment shall be made by (i) Purchaser, in its sole discretion, or (ii) Seller, acting upon its delegated non-discretionary authority to make Purchase Commitments on behalf of Purchaser (if such authority is delegated to Seller pursuant to the terms of the applicable Addendum). Seller commits to offer Purchaser, and Purchaser hereby commits to purchase Eligible Loans in respect of which any Purchase Commitment is made in accordance with the terms of the immediately preceding sentence; provided, however, that any such prospective Eligible Loan that becomes a Non-Offered Loan shall be released and removed from any Purchase Commitment. Purchaser will be irrevocably obligated to purchase each such Eligible Loan that does not become a Non-Offered Loan. Seller will provide a Purchaser Activity Status Report listing all the Eligible Loans that are subject to a Purchase Commitment. Prior to making any Purchase Commitment, Purchaser will have an amount of funds available in the applicable Purchaser Online Account equal to such Purchase Commitment plus the aggregate amount of all outstanding applicable Purchase Commitments, unless otherwise agreed between the Parties in writing. Unless otherwise agreed to in Seller’s sole discretion, Purchaser shall only be able to execute Purchase Commitments to the extent of immediately available funds in the applicable Purchaser Online Account. Any determination as to whether to make a Purchase Commitment for any Eligible Loan shall be deemed to be in Purchaser’s sole discretion and at Purchaser’s own risk that information supplied by any Borrower may be incorrect, and Seller makes no representation as to the correctness of any information provided by any Borrower with respect to any Eligible Loan.
(b)    Eligible Loan Status and Funding. With respect to each Eligible Loan to which Purchaser is committed, Seller shall provide prompt notice to Purchaser of any change to the ongoing status of the prospective Eligible Loan, including whether such Loan has become a Non-Offered Loan or such Loan is ready for purchase by Purchaser. Seller will debit the applicable Purchaser Online Account for the full purchase price of each Purchased Loan as indicated through such Purchaser Online Account (the “Purchase Price”). Purchaser will not withdraw funds from any Purchaser Online Account if, after such withdrawal, immediately available funds in such Purchaser Online Account would be less than the dollar amount necessary to meet Purchaser’s aggregate outstanding applicable Purchase Commitments as of the applicable Purchase Date, unless otherwise agreed to by Seller in Seller’s sole discretion.
(c)    Expiration of Purchase Commitments. The Purchase Commitment for each Eligible Loan shall expire thirty (30) days following the date on which the Purchase Commitment for such Eligible Loan was made (the “Expiration Date”). If the Purchase Date for such Eligible

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Loan has not occurred on or before such Expiration Date, Purchaser may withdraw any funds from the applicable Purchaser Online Account that were deposited, wired or otherwise made available to Seller in respect of such Purchase Commitment subject to the terms of this Section 2.2.
(d)    Purchase Limitation. Seller may impose a limit on the aggregate amount of Purchase Commitments that Purchaser may make in a given month with respect to one or more Loan Products or Loan Programs (each, a “Purchase Limitation”). If Seller wishes to impose such a limit or decrease an existing limit, Seller will provide Purchaser thirty (30) days’ prior written notice, informing Purchaser of the total aggregate dollar limit of Purchase Commitments that Seller will accept. The Purchase Limitation will go into effect on the first day of the month immediately following the thirtieth day following the notice, and will apply for each month going forward until Seller provides notice that the Purchase Limitation has been modified or lifted. If a Purchase Limitation is in place, Purchaser will not be permitted to make Purchase Commitments in excess of such Purchase Limitation without prior approval of Seller, which approval may be withheld in the sole and absolute discretion of Seller. For the avoidance of doubt, a breach of this Section 2.2(d) by Purchaser shall constitute a material breach of this Agreement.

2.3	Conditions Precedent to Purchases.
Purchaser’s obligation to purchase each Eligible Loan in any Purchase Commitment shall be subject to all of the representations, warranties and covenants of Seller contained in this Agreement being true, correct and complied with in all material respects as of the applicable Purchase Date. Purchaser’s right to purchase each Eligible Loan hereunder shall be subject to all of the representations, warranties and covenants of Purchaser contained in this Agreement being true, correct and complied with in all material respects as of the applicable Purchase Date, and (unless otherwise agreed between the Parties in writing) shall additionally be conditioned upon there being sufficient available funds in the applicable Purchaser Online Account to pay the Purchase Price of (a) such Eligible Loan and (b) all Eligible Loans that are the subject of an outstanding Purchase Commitment.

2.4	Payment of Purchase Price and Confirmation.
On the Purchase Date for any Loan, as indicated in the applicable Purchaser Online Account, Seller hereby sells, transfers, assigns and otherwise conveys to Purchaser all of Seller’s right, title and interest in, to and under such Loan, and Purchaser hereby purchases and shall become, for all purposes, the owner of such Loan as of such Purchase Date, in each case upon identification of such Loan in the related Purchased Loan Confirmation; provided, however, that distribution of amounts received from the Borrower of such Loan shall be subject to retention by Servicer of any interest and fees that accrued on such Loan prior to the respective Purchase Date. The Parties acknowledge and agree that the Purchase Price for each Eligible Loan reflects an arms-length negotiation, resolution and transaction. If, subsequent to a Purchase Date, Seller discovers that any Purchased Loans were Non-Conforming Loans and Seller provides a notice of such non-conformance to Purchaser (a “Non-Conforming Loan Notice”), within five (5) Business Days of its delivery of a Non-Conforming Loan Notice, Seller can without any consent from Purchaser, but shall not be obligated to, repurchase the related Non-Conforming Loan by depositing an amount equal to the then-outstanding principal balance of such Non-Conforming Loan into the related Purchaser Online

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Account, whereupon all right, title and interest of Purchaser in, to and under such Non-Conforming Loan shall revert to Seller, and Purchaser shall take all steps reasonably requested by Seller to evidence such repurchase. For the avoidance of doubt, except as contemplated by this Section 2.4, Section 5.1, Section 7.1 or Section 7.2, Seller shall not be obligated to purchase any Non-Conforming Loan. Nothing in this Section 2.4 is intended to or shall limit Purchaser’s rights under Article 7.

2.5	Modification of Loan Document Package.
If any of the documents included in a Loan Document Package are modified, amended, or replaced by Seller in a manner that alters the economic terms of the Loan other than as contemplated by the Loan Documents prior to the Purchase Date, then Seller shall submit notice of such modifications, amendments, or replacement documents to Purchaser, together with a summary of the changes made, at least four (4) Business Days prior to such Purchase Date (or such other number of days as may be agreed to by Purchaser). Purchaser shall not be obligated to purchase any Eligible Loan if Purchaser does not agree to such modifications, amendments or replacement documents for such Eligible Loan; provided, however that Purchaser shall provide such agreement (or confirm its objection) within one (1) Business Day of Purchaser’s receipt of such notice from Seller.

2.6	Limitation on Purchase Obligation.
Purchaser shall have no obligation to purchase any Eligible Loan at any time after the termination of this Agreement (except those Eligible Loans for which outstanding Purchase Commitments were made prior to the termination of this Agreement).
2.7    Control of Purchased Loan.
(a)    In connection with the sale and conveyance of the Purchased Loans, Seller agrees to indicate or cause to be indicated in its books, records and computer files that the Purchased Loans have been sold to Purchaser.
(b)    During the term of this Agreement, and for so long as Seller is the Servicer of the Purchased Loans, Seller shall maintain accurate Records with respect to such Purchased Loans in accordance with the terms of the Servicing Agreement.
(c)    The Parties acknowledge that Seller, in its capacity as Servicer, will provide custody and other services with respect to each Purchased Loan in accordance with the terms of the Servicing Agreement.
ARTICLE 3.
TRUE SALE; GRANT OF SECURITY INTEREST; ENFORCEMENT

3.1	True Sale.
Each of Seller and Purchaser agree that the transactions contemplated hereby are intended to be and shall constitute sales of the Purchased Loans transferred pursuant to Article 2 above, and are not intended to be financings or loans by Purchaser to Seller. The Parties shall treat such transactions as sales for tax, accounting and all other applicable purposes. The sale of each Purchased

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Loan pursuant to Article 2 above transfers to Purchaser all of Seller’s right, title and interest in and to such Purchased Loan, and Seller will not retain any residual rights with respect to any Purchased Loan. Notwithstanding the two immediately preceding sentences, Seller is concurrently acquiring the rights to service the Purchased Loans under the Servicing Agreement, unless otherwise specified in writing by the Parties. Purchaser agrees not to contact, solicit or market to any Borrowers for any purpose.

3.2	Grant of Security Interest.
(a)    As outlined below, Purchaser shall file one or more UCC financing statements on form UCC-1 with respect to the sale of the Purchased Loans consistent with Section 9-109(a)(3) of the UCC, naming Purchaser as secured party/buyer and Seller as debtor/seller, and identifying the Purchased Loan Collateral as collateral. Such UCC financing statements will serve as dual-purpose financing statements evidencing both the sale of the Purchased Loans and the perfection of the security interest granted in the Purchased Loan Collateral. Notwithstanding the intent of the Parties, in the event that the transactions contemplated hereby are construed to be financings by Purchaser to Seller or the Purchased Loans are determined or held to be property of Seller, then: (i) Seller hereby grants to Purchaser a present and continuing security interest in and to, whether now existing or hereafter created, (A) all of Seller’s rights, title and interest in the Purchased Loans held in the name of Purchaser, (B) all of the related Loan Document Packages for such Purchased Loans, and (C) all Proceeds (as defined in the Servicing Agreement) and rights to receive Proceeds due to Purchaser pursuant to the terms of the Servicing Agreement (collectively, the “Purchased Loan Collateral”); (ii) this Agreement shall also be deemed to be a security agreement within the meaning of Article or Division 9 of the UCC; (iii) the transfers of the Purchased Loans provided for herein shall be deemed to be a grant by Seller to Purchaser of a first priority lien upon and security interest in all of Seller’s right, title and interest in and to the Purchased Loan Collateral; (iv) the possession by Purchaser (or Seller, in its capacity as Servicer, as custodian on behalf of Purchaser) of the Purchased Loans and related Loan Document Packages and such other items of property that constitute instruments, chattel paper, money, or negotiable documents shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to the UCC, including Section 9-313 of the UCC; and (v) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Purchased Loans pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Purchased Loan Collateral.
(b)    Seller shall not create or permit any security interest in Purchased Loan Collateral, except in favor of Purchaser or as may be directed by Purchaser and, if necessary, shall direct the filing of any amendments or termination statements on form UCC-3 or modify any previously executed loan or security agreement as is necessary to eliminate any security interest granted in the Purchased Loan Collateral, including without limitation any security interest in such Purchased Loan Collateral as proceeds or as after-acquired property.

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(c)    To the extent consistent with this Agreement, Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Purchased Loan Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by Seller to Purchaser of all assignments, security agreements, financing statements and other documents Purchaser reasonably requests, in form and substance reasonably satisfactory to Purchaser.

3.3	Purchaser Rights.
Seller acknowledges that because it has sold or will sell Purchased Loans to Purchaser, Purchaser shall have all the rights associated with such Purchased Loans upon such sale, including the right to take any action against any Borrower for non-payment subject to the provisions of the Servicing Agreement and in accordance with Applicable Law.

3.4	Servicing Arrangements.
Concurrently with its entering into this Agreement, Purchaser has entered into the Servicing Agreement under which LendingClub will act as the initial Servicer of the Purchased Loans for Purchaser.

ARTICLE 4.
REPRESENTATION, WARRANTIES AND COVENANTS

4.1	Seller Representations, Warranties and Covenants.
Seller hereby represents and warrants to Purchaser as of the Effective Date and as of each Purchase Date (unless such representation or warranty is explicitly made as of a different date or dates, in which case Seller represents and warrants to Purchaser on such date or dates), or covenants, as applicable, that:
(a)    Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every Regulatory Authority having jurisdiction over its activities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Seller or the Purchased Loans.
(b)     Seller has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted and execute and deliver this Agreement, perform all of its obligations hereunder, and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).

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(c)    Seller has all qualifications, regulatory permissions and/or licenses necessary, and no consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required, for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, or the consummation of the transactions contemplated hereby (including the acquisition of the Purchased Loans by Seller from Bank and the sale of the Purchased Loans by Seller to Purchaser), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Seller or the Purchased Loans.
(d)    Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, will result in the creation or imposition of any lien, charge or encumbrance on the Purchased Loan Collateral except in favor of Purchaser or as may be directed by Purchaser.
(e)    As of the Purchase Date for any Purchased Loan, Seller will not be rendered Insolvent by such sale. Seller is not selling any Purchased Loan with any intent to hinder, delay or defraud any of its creditors. The consideration received by Seller upon the sale of the Purchased Loans constitutes reasonably equivalent value (as such term is used in Section 548 of the Bankruptcy Code) and fair consideration (as such term is defined and used in the New York Debtor and Creditor Law Sections 272-279) for such Purchased Loans.
(f)    The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement do not materially conflict with, result in a material breach of or constitute a material default under, and are not prohibited by, Seller’s charter or other agreement relating to its organization or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party that would have a Material Adverse Effect on Seller or the Purchased Loans.
(g)    There is no litigation or action at law or in equity pending or, to Seller’s knowledge, threatened against Seller in writing and no proceeding or investigation of any kind is pending or, to Seller’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Seller that would reasonably be expected to have a Material Adverse Effect on Seller or on its ability to consummate the transactions contemplated hereby or on the Purchased Loans.
(h)    Seller has provided or made available to Purchaser or its advisor(s) true and accurate copies of the form Loan Documents used by Bank with respect to each Purchased Loan as of the Effective Date or the applicable Purchase Date.
(i)    As of the Effective Date, the chief executive office and the principal place of business of Seller is 595 Market St. #200, San Francisco, California, 94105, USA, the exact legal name of Seller is LendingClub Corporation and Seller is a corporation incorporated solely under the laws of the State of Delaware. Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any changes to the chief executive office, the principal place of business, the legal name, the type of organization or the jurisdiction of organization of Seller.

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(j)    Seller is not required to register as an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended.
(k)    The execution, delivery and performance of this Agreement by Seller do not require compliance with any “bulk sales” laws or similar statutory provisions by Seller.
(l)    Seller is in compliance in all material respects with all Applicable Law, including all AML-BSA Laws.

4.2	Purchased Loan Representations, Warranties and Covenants.
Seller hereby represents and warrants to Purchaser on each Purchase Date, with respect to the Purchased Loans acquired on such date (unless such representation or warranty is explicitly made as of a different date or dates, in which case Seller represents and warrants to Purchaser on such date or dates), or covenants, as applicable, that:
(a)    Seller is the sole legal, beneficial and equitable owner of such Purchased Loan and has good and marketable title thereto, and has the right to assign, sell and transfer such Purchased Loan to Purchaser free and clear of any lien, pledge, charge, claim, security interest or other encumbrance (other than in favor of Purchaser or as directed by Purchaser), and Seller has not sold, assigned or otherwise transferred any right or interest in or to such Purchased Loan and has not pledged such Purchased Loan as collateral for any debt or other purpose, except as contemplated under this Agreement.
(b)    Such Purchased Loan and the transfer of such Purchased Loan to Purchaser on the Purchase Date pursuant to this Agreement complies with Applicable Laws in all material respects, including, without limitation, (i) the Federal Truth in Lending Act and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Federal Trade Commission Act; (iv) all applicable state and federal securities laws; (v) Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and any implementing regulations; (vi) the Fair Credit Reporting Act; (vii) the Electronic Signatures in Global and National Commerce Act and any other applicable laws relating to the electronic execution of documents and instruments; (viii) the Electronic Funds Transfer Act; and (ix) all amendments to and rules and regulations promulgated under the foregoing. Seller has not done anything to prevent or impair such Purchased Loan from being valid, binding and enforceable against the applicable Borrower.
(c)    To the actual knowledge of Seller, (i) the applicable Borrower has not asserted any defense, counter claim, offset or dispute and (ii) such Purchased Loan was and is free of any defense, offset, counterclaim or recoupment that could be asserted by the applicable Borrower.
(d)    The Purchased Loan is not in default and is not delinquent in respect of any payment due thereunder.
(e)    Each of the applicable Loan Documents is complete in all material respects as of the applicable Purchase Date and, if applicable, such Loan Documents include all amendments, supplements and modifications thereto as of such date. The terms, covenants and conditions of

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such Purchased Loan have not been waived, altered, impaired, modified or amended in any material respect, except as previously disclosed in a written document to Purchaser or as otherwise allowed under the Loan Documents, which waiver, alteration, impairment, modification or amendment has been included in the related Loan Document Package.
(f)    (i) The loan grade, term and interest rate assigned by Seller, (ii) the loan identification number and initial principal balance on the date of issuance by Bank and (iii) the current principal balance (if different from the initial principal balance) of each Purchased Loan are reported correctly in all material respects by Seller to Purchaser through the Purchaser Online Account or otherwise through Seller’s online platform; provided, that Seller does not make any representation or warranty as to the correctness of any information provided by Borrower.
(g)    The Purchased Loan is not a graduated payment loan, and does not have a shared appreciation or other contingent interest feature.
(h)    The terms of such Purchased Loan require the applicable Borrower to make periodic monthly payments which (if made) will fully amortize the amount financed over its term to maturity.
(i)    Based upon the information provided by the Borrower and the credit bureau, the Purchased Loan satisfies the applicable Credit Criteria as of the date of the Borrower’s application for its Purchased Loan.
(j)    As of the applicable Origination Date, the Purchased Loan is denominated in U.S. dollars and the address provided by the related Borrower and the related bank account used for payments via Automated Clearing House transfers on such Purchased Loan, if applicable, are each located in the United States or a U.S. territory.
(k)    The Purchased Loan was originated by a Bank and acquired by Seller from such Bank not less than two Business Days after its Origination Date in accordance with the terms of the related loan sale agreement with such Bank.
(l)    As of the applicable Origination Date, the Bank funds disbursed by Bank to the Borrower in connection with the origination of the Purchased Loan were net of the applicable origination fees, which origination fees have been paid to or retained by the Bank.
(m)    Each Purchased Loan specified on the list of Purchased Loans is readily identifiable by its respective loan identification number indicated therein and no other loan sold or owned by, or in possession or control of Seller, has the same loan identification number as such Purchased Loan.
(n)    No notices to, or consents or approvals from, the applicable Borrower or any other Person are required by the terms of such Loan or otherwise for the consummation of the sale of such Purchased Loan from Bank to Seller under the Bank purchase documents or Seller to Purchaser under this Agreement, or if such notice, consent or approval is required, it has been

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obtained, except in each case as would not be expected to have a Material Adverse Effect on such Purchased Loan.
(o)    Assuming the competency and capacity of the Borrower, as of the Origination Date, the Purchased Loan constitutes a valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally or to general equitable principles (whether considered in a proceeding in equity or at law).
(p)    The Purchased Loan constitutes a “payment intangible” within the meaning of Article or Division 9 of the UCC.
(q)    The Purchased Loan has not been originated in any jurisdiction in which, and is not subject to the Applicable Laws of any jurisdiction under which, the sale, transfer, assignment, setting over, conveyance or pledge of such Loan would be unlawful or void. Neither Seller nor any of its Affiliates has entered into any agreement with the related Borrower that prohibits, restricts or conditions the assignment of such Purchased Loan.
(r)    Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required to be paid by such Borrower pursuant to the terms of the related Purchased Loan, other than certain customary origination fee rebates in the ordinary course of business. Such Purchased Loan does not contain any provisions that may constitute a “buydown” provision.
(s)    As of each applicable Purchase Date, with respect to each applicable Purchased Loan: (i) such Purchased Loan was executed electronically and Seller has possession of the electronic records evidencing such Loan; (ii) there exists a related Loan Document Package containing the items specified herein; and (iii) such related Loan Document Package is in the possession of Seller and will be delivered by Seller to the Servicer, as custodian for Purchaser, on or promptly after such Purchase Date, and no other Person will have an “authoritative copy” of any Loan Document.
(t)    Any information provided by Seller to Purchaser in relation to a Purchased Loan is consistent in all material respects with the information provided to Seller by the Borrower of such Purchased Loan. Such Purchased Loan has been fully funded and none of the Bank, Seller or Purchaser has any obligation under the related Loan Documents to advance any additional funds to the related Borrower. Seller has performed its customary verification of Borrower information in accordance with the applicable Credit Criteria.
In addition to the representations, warranties and covenants included in this Section 4.2, the Addendum with respect to the applicable Purchased Loans may include additional representations, warranties and covenants related to such Purchased Loans, which representations, warranties and covenants may be modified, revised or supplemented from time to time, and which representations, warranties and covenants are hereby incorporated into this Section 4.2.

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4.3	Purchaser Representations, Warranties and Covenants.
Purchaser hereby represents and warrants to Seller as of the Effective Date and as of each Purchase Date (other than (i) those representations and warranties in Section 4.3(l), which shall be made continuously at all times during the term of this Agreement, and (ii) if such representation or warranty is explicitly made as of a different date or dates, in which case Purchaser represents and warrants to Seller on such date or dates), or covenants, as applicable, that:
(a)    Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every regulatory body having jurisdiction over its activities of Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser. If Purchaser is a Bank, (i) Purchaser is chartered under U.S. federal or state banking laws, or (ii) Purchaser is a foreign depository institution that will act for purposes of this Agreement solely through United States branches that are subject to U.S. federal or state banking laws.
(b)     Purchaser has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted, execute and deliver this Agreement, perform all its obligations hereunder, and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally or general equitable principles (whether considered in a proceeding in equity or at law).
(c)    Purchaser has all material qualifications, regulatory permissions and/or licenses necessary for the acquisition of the Purchased Loans, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on Purchaser.
(d)    Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, will result in the creation or imposition of any lien, charge or encumbrance of any nature (other than in favor of Purchaser or as directed by Purchaser, including pursuant to a financing transaction with respect to the Purchased Loans entered into by Purchaser) upon the Purchased Loans unless otherwise agreed between the Parties in writing.
(e)    Purchaser will not be rendered Insolvent by the consummation of the transactions contemplated hereby. Purchaser is not purchasing any Purchased Loan with any intent to hinder, delay or defraud any of its creditors.
(f)    No consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, either Purchaser has obtained the same or its failure to do so would not have a Material Adverse Effect.

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(g)    The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement shall not materially conflict with, result in a material breach of or constitute a material default under, and are not prohibited by, Purchaser’s charter or other agreement relating to its organization, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party that would have a Material Adverse Effect on Purchaser.
(h)    There is no litigation or action at law or in equity pending or, to the best of Purchaser’s knowledge, threatened against Purchaser and no proceeding or investigation of any kind is pending or, to the best of Purchaser’s knowledge, threatened in writing, by any federal, state or local governmental or administrative body against Purchaser that would reasonably be expected to have a Material Adverse Effect on Purchaser’s ability to purchase the Purchased Loans or Purchaser’s ability to consummate the transactions contemplated hereby.
(i)    Purchaser will not utilize Borrower Information in any manner prohibited by the terms of Section 6.2.
(j)    Upon Seller’s request, Purchaser shall provide to Seller all necessary withholding and related tax documentation as required for the transactions contemplated hereunder. Purchaser shall bear and be solely responsible for its tax liability (including making all determinations of such liability and any positions related thereto) without any reliance on Seller.
(k)    If Purchaser plans or intends to sell, assign, transfer, pledge, hypothecate or otherwise dispose of Purchased Loan(s) or any other rights under this Agreement relating to the Purchased Loans, Purchaser (subject to the immediately following sentence) will only use Seller’s publicly available information to describe Seller and its products (including the Purchased Loans) in any such solicitation. Purchaser shall otherwise obtain Seller’s prior written consent with respect to any additional descriptions, information or materials concerning or relating to Seller and its products (including the Purchased Loans) in any such solicitation.
(l)    Purchaser:

(i)
(A) will not violate any Applicable Laws in the consummation of the transactions contemplated hereby, including but not limited to, the Equal Credit Opportunity Act and other fair lending laws, the Truth in Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act and state unfair and deceptive trade practices statutes; (B) is in compliance in all material respects with all Applicable Law, including all AML-BSA Laws; (C) is not in violation of any order of any Regulatory Authority or other board or tribunal except where such violation would not reasonably be expected to have or result in a Material Adverse Effect with respect to Purchaser; and (D) has not received any notice that Purchaser is not in material compliance in any respect with any of the requirements of any of the foregoing;

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(ii)	has maintained in all material respects all records required to be maintained by any applicable Regulatory Authority; and

(iii)
shall promptly provide to Seller upon Seller’s reasonable request (A) identifying information and/or documentation about its directors, officers, employees, signors and/or beneficial owners as required by Seller, including no less than annual updates to such information or annual confirmations that the information provided in the previous year remains true and correct; and (B) any additional information or documentation as is reasonably required for Seller to comply with Applicable Laws, including but not limited to any identifying information or documentation required with respect to AML-BSA Laws.

ARTICLE 5.
INDEMNITY; REMEDIES

5.1	Seller’s Indemnification.
(a)    Indemnified Purchaser Party. Seller shall indemnify and hold harmless Purchaser and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Purchaser Party”) from and against any claims, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable and documented attorneys’ fees incurred in connection with the defense of any actual or threatened action, proceeding or claim, or any investigations with respect thereto, but specifically excluding any fees allocable to in-house counsel) (collectively, “Losses”) to the extent that such Losses directly arise out of, and are imposed upon any such Indemnified Purchaser Party by reason of, (a) any material breach by Seller of any covenant, agreement, representation or warranty of Seller contained in this Agreement, or (b) Seller’s gross negligence or willful misconduct in the performance of its duties under this Agreement.
(b)    Exceptions. Notwithstanding Section 5.1(a) above, Seller shall have no obligation to do any of the following: (i) except for acts or omissions that constitute fraud, gross negligence or willful misconduct of Seller or its employees or agents, indemnify any Indemnified Purchaser Party for any punitive damages or for any actual or lost profits of such Indemnified Purchaser Party, regardless of whether Seller knew or was aware of such possible Losses or (ii) indemnify or hold harmless an Indemnified Purchaser Party from and against any Losses to the extent such Losses result from the negligence or willful misconduct of or material breach of this Agreement by any potential Indemnified Purchaser Party.
(c)    Purchaser Claims Notice. Purchaser shall be responsible for making any claim for indemnity pursuant to this Section 5.1 on behalf of any Indemnified Purchaser Party. Purchaser shall provide written notice (a “Purchaser Claims Notice”) to Seller describing any claim for indemnity pursuant to Section 5.1(a) within sixty (60) days after the date on which Purchaser has or receives notice of or otherwise has actual knowledge of the applicable breach to the extent such breach is not otherwise known to Seller.

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(d)    Seller Response Process. If Seller disagrees with the claim set forth in a Purchaser Claims Notice, Seller shall formally dispute the claim in a writing delivered to Purchaser within thirty (30) days of receipt of such Purchaser Claims Notice. If Seller does not elect to dispute the claim, Seller shall within sixty (60) days of its receipt of the Purchaser Claims Notice pay the applicable indemnification amount to Purchaser and/or other applicable Indemnified Purchaser Party; provided, that if the indemnity claim relates solely to a breach by Seller of its representations and warranties in Section 4.2 in relation to one or more Purchased Loans, Seller may, in lieu of paying the indemnity amount, repurchase such Purchased Loan(s) from Purchaser or (if possible and if Purchaser so agrees) cure the applicable breach in all material respects pursuant to Section 2.4 or Section 7.2, as applicable, and upon the completion of such repurchase or cure Seller shall have no further liability to the Indemnified Purchaser Parties in relation to such breach.
(e)    Assignment and Multi-Party Agreements. For the avoidance of doubt, (i) Purchaser hereby acknowledges that it bears the risk of non-payment by the Borrowers and associated credit-related losses in respect thereof, and indemnification shall not be available for any such non-payment or associated losses under this Agreement, (ii) to the extent that any rights of Purchaser hereunder, or under any executed Addendum, the Servicing Agreement or any Multi-Party Agreement are assigned or otherwise transferred to a third party in accordance with the terms of this Agreement or such other agreements, as applicable, any such assignee or beneficiary shall not, unless the transfer was made in a Whole Loan Transfer or unless otherwise consented to in writing by Seller, be permitted to claim indemnification hereunder and, if the transfer was made in a Whole Loan Transfer or any such consent shall have been provided by Seller, shall be bound by the limits on indemnification contained in this Section 5.1 as if such assignee or beneficiary were Purchaser, and such assignee or beneficiary may only claim indemnity in conjunction with, or in place of, Purchaser and (iii) multiple recoveries for any single breach shall not be permitted.

5.2	Purchaser’s Indemnification.
(a)    Purchaser shall indemnify and hold harmless Seller and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Seller Party”) from and against any Losses incurred by Seller in connection with this Agreement to the extent that such Losses directly arise out of, and are imposed upon any such Indemnified Seller Party by reason of, any material breach by Purchaser of Sections 2.2, 2.4, 3.3, 4.3, 9.5 and Article 6 of this Agreement or the willful misconduct or gross negligence of Purchaser in the performance of its duties under this Agreement. Seller shall provide written notice (a “Seller Claims Notice”, and together with a Purchaser Claims Notice and as the context suggests, each a “Claims Notice”) to Purchaser describing any claim for indemnity pursuant to this Section 5.2 within sixty (60) days after the date on which Seller has or receives notice of or otherwise has actual knowledge of the applicable breach to the extent such breach is not otherwise known to Purchaser. In the case of any claim for indemnity made pursuant to this Section 5.2, if Purchaser does not dispute the claim made by Seller in writing within thirty (30) days of receipt of the related Seller Claims Notice, Purchaser shall make payment of the applicable indemnification amount to Seller within sixty (60) days of receipt of the related Seller Claims Notice.

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(b)    Notwithstanding Section 5.2(a) above, Purchaser shall have no obligation to do any of the following: (i) except for acts or omissions that constitute fraud, gross negligence or willful misconduct of Purchaser or its employees or agents, indemnify any Indemnified Seller Party for any punitive damages or for any actual or lost profits of such Indemnified Seller Party, regardless of whether Purchaser knew or was aware of such possible Losses, or (ii) indemnify or hold harmless an Indemnified Seller Party from and against any Losses to the extent such Losses result from the negligence or willful misconduct of or breach of this Agreement by any Indemnified Seller Party.

5.3	Notice of Claims.
Each Party against whom a claim for indemnity pursuant to this Article 5 shall have been made (each, an “Indemnifying Party”) shall have the right to defend the Person seeking such indemnity (each, an “Indemnified Party”) with counsel of such Indemnifying Party’s choice in respect of any third party claim, so long as (i) such counsel is reasonably satisfactory to the Indemnified Party, (ii) the Indemnifying Party shall have provided written notice to the Indemnified Party, within thirty (30) days after receipt by the Indemnifying Party of the related Claims Notice, indicating that the Indemnifying Party will indemnify the Indemnified Party in accordance with the terms of this Article 5, and (iii) the Indemnifying Party conducts the defense of the third party claim or matter actively and diligently. The Indemnified Party shall have the right to retain separate co-counsel and participate in the defense of any such claim or matter; provided that any related attorneys’ fees shall not be indemnifiable Losses unless the Indemnifying Party and the Indemnified Party are both defendants in the matter for which the indemnity is sought and the Indemnified Party shall have been advised by counsel representing the Parties an actual conflict of interest would arise in such counsel’s continued representation of both Parties. Knowledge by an Indemnified Party of any breach or non-compliance hereunder shall not constitute a waiver of such Indemnified Party’s rights and remedies under this Agreement unless such Indemnified Party shall have failed to notify the applicable Indemnifying Party of such breach or non-compliance in a timely manner in accordance with the terms of this Article 5. No express or implied waiver by an Indemnified Party of any default hereunder shall in any way be, or be construed to be, a waiver of any other default. The failure or delay of an Indemnified Party to exercise any of its rights granted hereunder regarding any default shall not constitute a waiver of any such right as to any other default, and any single or partial exercise of any particular right granted to an Indemnified Party hereunder shall not exhaust the same or constitute a waiver of any other right provided herein.
ARTICLE 6.
ADDITIONAL PROVISIONS

6.1	Confidentiality
(a)    Confidential Information.

(i)
During the term of this Agreement, a Party (the “Recipient”) may receive or have access to certain information of the other Party (the “Discloser”) including, though not limited to, records, documents, proprietary information, technology, software, trade secrets, financial and business information, or data related to such other Party’s products (including the

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discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral, written, or communicated via electronic media or otherwise disclosed or made available to a Party or to which a Party is given access pursuant to this Agreement by the other Party, and any information obtained through access to any information assets or information systems (including computers, networks, voice mail, etc.), that, if not otherwise described above, is of such a nature that a reasonable person would believe to be confidential (together, “Confidential Information”). In addition to the foregoing, this Agreement shall also be deemed to be “Confidential Information.” Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Recipient uses to protect its own Confidential Information of a like nature. Recipient’s obligations shall only extend to (a) information that is marked as confidential at the time of disclosure, (b) information that is unmarked (e.g., orally, visually or tangibly disclosed) but which the Discloser informs the Recipient should be treated as confidential at the time of disclosure, or (c) information that a reasonable person would understand to be confidential. This Agreement imposes no obligation upon Recipient with respect to information that: (1) was in Recipient’s possession before receipt from Discloser as evidenced by its books and records prior to the receipt of such information; (2) is or becomes a matter of public knowledge through no fault of Recipient, or its employees, consultants, advisors, officers or directors or Affiliates; (3) is rightfully received by Recipient from a third party without a duty of confidentiality; (4) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (5) is independently developed by Recipient without reference to the Confidential Information; (6) is disclosed under operation of law (including in connection with any applicable court order (to which either Recipient or a counter-party of Recipient is subject), law, or regulation, or a regulatory examination of either Party or any of its Affiliates); or (7) is disclosed by Recipient with Discloser’s prior written approval. In addition to the foregoing, Purchaser covenants that it will not use, and will not permit any Affiliate to use, in violation of any Applicable Law, any material non-public information that has been provided to it by Seller in Purchaser’s decision to invest in any securities issued by Seller, provided that the Loans and the Purchased Loans shall not be considered securities for the purposes of this Section 6.1(a). Recipient may disclose Confidential Information to its officers, directors, employees, trustees, members, partners, potential and existing financing sources (including, with respect to Purchaser, any potential or existing investor in, and Person acting as a trustee or service provider in connection with, asset-backed securities for which the Purchased Loans are included in the collateral or trust assets), advisors or representatives

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(including, without limitation, attorneys, accountants, insurers, rating agencies, consultants, bankers, financial advisors, custodian and backup servicer) (collectively, “Representatives”) who need to have access to such Confidential Information provided that such Representatives are subject to a confidentiality agreement or any other agreement containing applicable confidentiality provisions which shall be consistent with and no less restrictive than the provisions of this Article 6. Recipient shall be responsible for any breach of this Section 6.1 by any of its Representatives.

(ii)
Prior to the termination of this Agreement, if Purchaser is, becomes, has or hereafter acquires a [___] percent ([___]%) or greater equity interest (including in the form of convertible debt, warrants or options) in, an entity that could reasonably be determined to compete with LendingClub in facilitating, providing and acquiring loans, securitizing, selling or servicing loans or investing in companies that do the foregoing or otherwise engages in businesses similar to LendingClub, then Purchaser shall provide prompt written notice to LendingClub of such interest.

(b)    Additional Confidentiality and Security. In addition to its general obligation to comply with Applicable Law and the obligations of Section 6.1(a), the Purchaser shall also adhere to the following requirements regarding the confidentiality and security of Borrower Information and Loan Documents:
(i)    Protection And Security Of Individual Borrower Information.

(1)	the Purchaser shall maintain at all times an Information Security Program.

(2)
the Purchaser shall assess, manage, and control risks relating to the security and confidentiality of Borrower Information, and shall implement the standards relating to such risks in the manner set forth in the applicable provisions of the Privacy Requirements.

(3)
Without limiting the scope of the above, the Purchaser shall use at least the same physical and other security measures to protect all Borrower Information in the Purchaser’s possession or control, as the Purchaser uses for its own confidential and proprietary information.

(4)	At Seller’s reasonable request, Seller may review and request details with respect to Purchaser’s Information Security Program.

(ii)	Compliance With Privacy Requirements. The Purchaser shall comply with all applicable Privacy Requirements.

(iii)	Unauthorized Access to Borrower Information. Purchaser will provide Seller with notice of any violation of the GLB Act by Purchaser or any actual

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security breach that includes Borrower Information, in each case to the extent that Purchaser has actual knowledge of such violation or breach and if and to the extent such notice to the Borrower is required by Applicable Law.
(c)    The Parties agree that any breach or threatened breach of Section 6.1(b) or Section 6.2 of this Agreement could cause not only financial harm, but also irreparable harm to Seller; and that money damages may not provide an adequate remedy for such harm. In the event of a breach or threatened breach of Section 6.1(b) or Section 6.2 of this Agreement by Purchaser, Seller shall, in addition to any other rights and remedies it may have, be entitled to (1) terminate this Agreement and any and all other agreements between Purchaser and Seller immediately; (2) seek equitable relief, including, without limitation, an injunction (without the necessity of posting any bond or surety) to restrain such breach; and (3) pursue all other remedies Seller may have at law or in equity.
(d)    Following the termination of this Agreement, each Party agrees that it will return or destroy all copies of Confidential Information of the other Party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that, notwithstanding the foregoing, each Party may retain such limited copies or materials containing Confidential Information of the other Party and Borrower Information for customary document retention and audit purposes or as required by Applicable Law, and subject to the terms of this Agreement.

6.2	No Use of Borrower Information
In the course of purchasing and holding Purchased Loans, Purchaser may have access to certain Borrower Information. Purchaser (i) shall not utilize Borrower Information for any purpose not in connection with the transactions contemplated under this Agreement and shall not contact any Borrower for any purpose. Purchaser agrees that Borrower Information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (1) Purchaser’s authorized employees, agents or representatives on a “need to know” basis in order for Purchaser to perform its obligations under this Agreement and other agreements related to the Purchased Loans, provided that such agents or representatives are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Article 6; and (2) as required by Applicable Law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of Borrower Information as required by Applicable Law, Purchaser shall, if permitted by Applicable Law, (I) not disclose any such information until it has notified Seller in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (II) cooperate to the fullest extent possible with all lawful efforts by Seller to resist or limit disclosure. To the extent that Purchaser maintains or accesses any Borrower Information, Purchaser shall comply with all Applicable Law regarding use, disclosure and safeguarding of any and all consumer information.
ARTICLE 7.
REPURCHASE OBLIGATION

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7.1	Repurchase for Verified ID Fraud.
In the event that any Purchased Loan sold by Seller to Purchaser hereunder experiences an occurrence of fraud as evidenced by:

(i)	Obtaining an identity theft report (“ID Theft Report”) from law enforcement; and

(ii)	preparation of a completed Federal Trade Commission or company-specific equivalent ID Theft Affidavit,
Seller shall repurchase such Purchased Loan at an amount equal to the related Article 7 Repurchase Price within thirty (30) days of its review and approval of the foregoing.
7.2    Repurchase for Breach of Loan Representations, Warranties and Covenants
If (a) Seller receives notice of or becomes aware of any of a breach of any representation or warranty contained in Section 4.2 hereto by Seller with respect to a Purchased Loan sold to Purchaser by Seller, which breach has a Material Adverse Effect on the Purchased Loan, or (b) Purchaser provides notice to Seller within thirty (30) days after a Purchase Date that a Purchased Loan fails to comply with the grade or term specified in the applicable Purchase Instructions in effect as of the applicable Purchase Date, Seller shall repurchase such Purchased Loan from Purchaser within thirty (30) days of the date of such discovery or notice (unless such breach with respect to clause (a) of this Section 7.2 has been cured by Seller during that 30-day period). Purchaser agrees to give Seller prompt written notice if it discovers, or is notified by any Person (other than Seller) of, any breach described in this Section 7.2; provided that any delay in providing such notice shall not excuse Seller from its repurchase obligation. If Purchaser does not provide notice to Seller within thirty (30) days after the applicable Purchase Date that a Purchased Loan fails to comply with grade or term with respect to clause (b) of this Section 7.2, Seller shall not be obligated to, but may at its option, repurchase such Purchased Loan pursuant to Section 2.4.

7.3	Repurchase Procedures.
For each repurchase of a Purchased Loan under Section 7.1 and Section 7.2 the “Article 7 Repurchase Price” to be paid by Seller shall be equal to the original Purchase Price of the Purchased Loan, minus all principal payments, if any, received by Purchaser with respect to such Purchased Loan after the Purchase Date. Upon receipt of such Article 7 Repurchase Price, Purchaser shall promptly transfer its interest in such repurchased Purchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties other than with respect to Purchaser’s clear and marketable title to such repurchased Purchased Loan (which representation and warranty shall be deemed made upon an assumption that Seller conveyed clear and marketable title to such Purchased Loan to Purchaser on the Purchase Date), and Purchaser shall take all steps reasonably requested by Seller to evidence such transfer. Any repurchase by Seller pursuant to Section 7.1 and Section 7.2 shall be made by the wire transfer of immediately available funds to the bank account as designated by Purchaser.

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ARTICLE 8.
TERM AND TERMINATION

8.1	Term.
(a)     Either Party may, in its sole discretion, terminate an executed and outstanding Addendum by providing the other Party with at least thirty (30) days prior written notice of the termination date; provided that any Purchase Commitments of Purchaser with respect to Eligible Loans satisfying the Credit Criteria on the applicable Addendum (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect. For the avoidance of doubt, this Agreement and any other outstanding Addenda shall remain in full force and effect unless separately terminated.
(b)    Unless earlier terminated pursuant to this Section 8.1 or Section 8.2, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) shall terminate on the date that is three (3) years after the Effective Date (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) shall automatically renew for an additional successive year term unless either Party provides the other Party with written notice of nonrenewal at least thirty (30) days prior to the end of the then-current term (each, a “Renewal Term” and together with the Initial Term, the “Term”), or unless sooner terminated as provided in Section 8.2 of this Agreement. If the term of this Agreement is renewed pursuant to this Section 8.1(b), the terms and conditions of this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) shall be the same as the terms and conditions in effect immediately prior to such renewal. If either Party provides timely notice of its intent not to renew this Agreement, then, unless otherwise sooner terminated in accordance with its terms, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) shall terminate on the expiration of the then-current Term; provided that any Purchase Commitments of Purchaser (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect.
(c)    Either Party may, in its sole discretion, terminate this Agreement (which, for the avoidance of doubt, shall include the termination of all executed and outstanding Addenda) without cause by providing the other Party with at least thirty (30) days prior written notice of the termination date; provided that any Purchase Commitments of Purchaser (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect.

8.2	Termination.
(a)    Purchaser reserves the right to terminate this Agreement (which, for the avoidance of doubt, shall simultaneously terminate all executed and outstanding Addenda) immediately upon the occurrence of any of the following events (each an “Event of Default”); provided that any Purchase Commitments of Purchaser (whether funded or unfunded) outstanding on the termination date shall remain in full force and effect:

(i)	Seller shall fail to perform or observe any material obligation, covenant or agreement contained in this Agreement and such failure shall continue for

MASTER LOAN PURCHASE AGREEMENT – Page Z

more than thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such failure;

(ii)	Seller shall become Insolvent, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Seller’s assets is appointed;

(iii)
(x) any material representation or warranty of Seller contained in this Agreement shall prove to have been materially false or misleading when made (and such misstatement, if with respect to Section 4.2, has a Material Adverse Effect on the applicable Purchased Loans), and (y) such misstatement shall not be cured within thirty (30) days after Seller’s receipt of Purchaser’s written demand that Seller cure such misstatement; provided, that (A) such misstatements with respect to Section 4.1 or 4.2 for which Seller shall have complied with Section 5.1 and/or (B) such misstatements with respect to Section 4.2 for which Seller shall have complied with Section 7.2, shall each not apply for purposes of this clause (iii);

(iv)
Seller shall cease to be in good standing with any Regulatory Authority having oversight over the operations of Seller, or Seller shall become subject to any regulatory action, in each case in a manner that would materially restrict or prohibit Seller from meeting its obligations under the terms of this Agreement;

(v)
there shall occur any change in any federal, state or local law, statute, regulation or order or in any requirement of any Regulatory Authority, which change makes it illegal or impractical for Purchaser to purchase or own, or for Seller to sell, Loans in any jurisdiction; or

(vi)
the Servicing Agreement is terminated, or the arrangements under which Seller acquires Loans from all Banks are cancelled, suspended, prohibited or otherwise terminated. Seller shall provide Purchaser with written notice within three (3) Business Days of the occurrence of an Event of Default pursuant to this clause (vi).

In addition, this Agreement and, for the avoidance of doubt, all executed and outstanding Addenda, will automatically terminate if there shall be commenced by or against Seller any voluntary or involuntary bankruptcy petition, and in the case of an involuntary bankruptcy petition, either such petition remains undismissed or unstayed for a period of sixty (60) days after the filing of such petition or any of the actions sought in such petition shall occur, or Seller shall make an offer or assignment or compromise for the benefit of creditors.
(b)    Seller reserves the right to terminate this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) and any unfunded Purchase Commitments immediately upon the occurrence of any of the following events:

MASTER LOAN PURCHASE AGREEMENT – Page AA

(i)
Seller is required, or a requirement has been imposed upon Seller, to comply with any risk retention rule (or other similar rule of similar effect) in connection with the transactions contemplated by this Agreement or any Multi-Party Agreement;

(ii)	Purchaser fails to fund a Purchaser Online Account in the amount and by the time required under Section 2.2 hereof;

(iii)
Purchaser shall fail to perform or observe any material obligation, covenant or agreement, contained in this Agreement or the Servicing Agreement and such failure shall continue for more than thirty (30) days after Purchaser’s receipt of Seller’s or Servicer’s written demand that Purchaser cure such failure;

(iv)
any material representation or warranty of Purchaser contained in this Agreement or the Servicing Agreement, shall prove to have been materially false or misleading when made, and such misstatement shall not be cured within thirty (30) days after Purchaser’s receipt of Seller’s or Servicer’s written demand that Purchaser cure such misstatement;

(v)
Purchaser shall cease to be in good standing with any Regulatory Authority having oversight over the operations of Purchaser or Purchaser shall become subject to any regulatory action that would materially restrict or prohibit Purchaser from meeting its obligations under the terms of this Agreement;

(vi)
Purchaser shall become Insolvent, or Purchaser ceases to do business as a going concern, or there is a substantial cessation of its regular course of business, or a receiver or trustee of Purchaser’s assets is appointed;

(vii)	the arrangements under which Seller acquires Loans from a Bank are cancelled, suspended, prohibited or otherwise terminated by a Bank for reason other than an event of default or action of Seller;

(viii)
there shall occur any change in any federal, state or local law, statute, regulation or order or in any requirement of any Regulatory Authority, which change makes it illegal or impractical for Purchaser to purchase or own, or for Seller to sell, Loans in any jurisdiction; or

(ix)
the Servicing Agreement is terminated, LendingClub is terminated as Servicer, or the arrangements under which Seller acquires Loans from any Bank is cancelled, suspended, prohibited or otherwise terminated.

In addition, this Agreement (and, for the avoidance of doubt, all executed and outstanding Addenda) will automatically terminate if there shall be commenced by or against Purchaser or any related party in the transactions contemplated hereby any voluntary or involuntary bankruptcy petition, and in the case of an involuntary bankruptcy petition, either such petition remains

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undismissed or unstayed for a period of sixty (60) days after the filing of such petition or any of the actions sought in such petition shall occur, or Purchaser shall make an offer or assignment or compromise for the benefit of creditors.

8.3	Effect of Termination.
Upon the termination of this Agreement (which shall, for the avoidance of doubt, include the termination of all executed and outstanding Addenda), all of the obligations of Purchaser to purchase Loans and of Seller to sell Loans shall cease, other than those Eligible Loans that are subject to any outstanding Purchase Commitments. The obligations of Purchaser and Seller hereunder with respect to all outstanding Purchased Loans shall continue in full force and effect until all Purchased Loans have been paid in full or are otherwise discharged or expire. The provisions of Section 2.6, Article 5, Article 6, Article 7, Section 8.3 and Section 9.16 shall survive any termination of this Agreement.

ARTICLE 9.
MISCELLANEOUS

9.1	Notices.
All notices and other communications hereunder will be in writing to the respective parties as follows:
if to Purchaser:
INSERT ADDRESS
Attention:
Email Address:
With a copy to (which will not constitute notice):
INSERT ADDRESS
Attention:
Email Address:

if to Seller:
LendingClub Corporation
595 Market St. #200
San Francisco, CA 94105
Attention: Chief Capital Officer
E-mail Address: vkay@lendingclub.com

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With a copy to (which will not constitute notice):
LendingClub Corporation
595 Market St. #200
San Francisco, CA 94105
Attention: General Counsel
E-mail Address: bpace@lendingclub.com
or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person will be deemed effective upon delivery. Any notice or communication sent by facsimile, email, or air courier will be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail will be deemed effective on the third Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

9.2	Amendment; Waiver.
Except as otherwise expressly provided herein, Purchaser and Seller may amend this Agreement, from time to time, in a writing signed by duly authorized representatives of Seller and Purchaser. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced.

9.3	Cumulative Rights.
All rights and remedies of the parties hereto under this Agreement shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies which they may have under any other agreement or instrument, by operation of law, or otherwise.

9.4	Assignment.
The rights and obligations of either Party under this Agreement shall not be assigned without the prior written consent of the other Party, and any such assignment without the prior written consent of the other Party shall be null and void. This Section 9.4 shall not in any way prohibit or limit Purchaser’s ability to assign, pledge, hypothecate or otherwise dispose of Purchased Loans or its other rights under this Agreement relating to the Purchased Loans included in such assignment, pledge, hypothecation, or other disposition, subject to any applicable limitations thereon described in this Agreement, the Servicing Agreement and any Multi-Party Agreement.
9.5    Bank Approval of Disclosure.
(a)    Purchaser agrees (i) that it shall, and that it shall require (A) each and any Person to which Purchaser transfers a Purchased Loan, (B) any Affiliate of such Person, (C) any special purpose vehicle established at the direction or for the benefit of such Person, or (D) an Affiliate of such Person to which such Person subsequently transfers a Purchased Loan to, in each case, obtain

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Bank’s written approval as to any publicly filed document or document made available to a third-party regarding documentation that identifies Bank by name or provides a description of the Bank Program, (ii) that it shall require any Person covered by clause (i) above to include a provision similar to this Section 9.5(a) in any agreement by which such Person sells or transfers Purchased Loans requiring such Person and any subsequent transferee of such Person to obtain Bank’s approval as contemplated hereby, and (iii) shall otherwise use commercially reasonable efforts to require any subsequent transferee not covered by clause (i) above to obtain Bank’s written approval as to any publicly filed document or document made available to a third party regarding documentation that identifies Bank by name or provides a description of the Bank Program.

9.6	Place of Delivery, Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Purchaser and shall be deemed to have been made in the State of Delaware.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
EACH PARTY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND/OR STATE COURTS OF THE STATE OF DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT.
EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

9.7	Limitation of Liability.

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EXCEPT FOR ACTS OR OMISSION THAT CONSTITUTE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER ENTITY FOR ANY LOST PROFITS, COSTS OF COVER, OR OTHER SPECIAL DAMAGES, OR ANY PUNITIVE, EXEMPLARY, REMOTE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR ENTITY (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.
9.8    Successors and Assigns
Subject to Section 9.4, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
9.9    Severability.
Any part, provision, representation or warranty of this Agreement that is prohibited or not fully enforceable in any jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing either Party’s rights hereunder or under the remaining provisions of this Agreement in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any respect any such provision in any other jurisdiction.

9.10	Entire Agreement.
As of the Effective Date, Seller and Purchaser hereby acknowledge and agree that this Agreement, together with the exhibits hereto, and any Addenda executed and delivered in connection herewith, represent the complete and entire agreement between the Parties, and shall supersede all prior written or oral statements, agreements or understandings between the Parties relating to the subject matter of this Agreement.
9.11    Further Assurances. Each Party, upon the reasonable written request of the other Party, shall execute and deliver to such other Party any reasonably necessary or appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement or the consummation of the transactions contemplated hereunder. Each Party also agrees to perform its respective obligations under this Agreement in material compliance with Applicable Law and to reasonably cooperate in good faith with the other in resolving compliance with Applicable Law issues.

9.12	No Joint Venture or Partnership.
Each Party (including any of its respective permitted successors and assignees) acknowledges and agrees that such Party will not hold itself out as an agent, partner or co-venturer of the other Party and that this Agreement and the transactions contemplated hereby including the

MASTER LOAN PURCHASE AGREEMENT – Page AF

payment of any fees, any expense reimbursement or any referral fee are not intended and do not create an agency, partnership, joint venture or any other type of relationship between or among the Parties, except to the extent that any independent contractual relationship established hereby.
9.13    Exhibits and Addenda.
The exhibits to this Agreement and any executed and delivered Addenda are hereby incorporated and made a part hereof and are an integral part of this Agreement.
9.14    Costs.
Unless otherwise provided for in this Agreement, each of Purchaser and Seller shall bear its own costs and expenses in connection with this Agreement, including without limitation any commissions, fees, costs, and expenses, including those incurred in relation to due diligence performed or legal services provided in connection with this Agreement.
9.15    Counterparts.
This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed, PDF or DocuSign (or other e-signature) signatures may constitute original signatures and that a faxed, PDF or DocuSign (or other e-signature) signature page containing the signature (faxed, PDF, DocuSign (or other e-signature) or original) is binding upon the parties.
9.16    No Petition.
Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by Applicable Law, each Party agrees that it shall not institute, or join any other Person in instituting, a petition or a proceeding that causes (a) the other Party to be a debtor under any federal or state bankruptcy or similar insolvency law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for such other Party or any substantial part of any of its property.
9.1    Force Majeure.
If any Party reasonably anticipates being unable or is rendered unable, wholly or in part, by an extreme and unexpected force outside the control of such Party (including, but not limited to, act of God, legislative enactments, strikes, lock-outs, riots, acts of war, epidemics, fire, communication line or power failure, earthquakes or other disasters) to carry out its obligations under this Agreement, that Party shall give to the other Party in a commercially reasonable amount of time written notice to that effect, the expected duration of the inability to perform and assurances that all available means will be employed to continue and/or restore performance. Upon receipt of the written notice, the affected obligations of the Party giving the notice shall be suspended so long as such Party is reasonably unable to so perform and such Party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other Party may at its option terminate this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first above written, this MASTER LOAN PURCHASE AGREEMENT.

PURCHASER: [______________] By: __________________________
Name:
Title:

SELLER: LENDINGCLUB CORPORATION By: _____________________________
Name:
Title:

MASTER LOAN PURCHASE AGREEMENT – Signature Page

PRIME LOAN PRODUCT
ADDENDUM NO. 1 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 1 to Master Loan Purchase Agreement (“Addendum No. 1”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement, dated as of [______], 20__ between Purchaser and Seller (as amended from time to time, the “Master Loan Purchase Agreement”). All terms and provisions of this Addendum No. 1 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1. To the extent any provision of this Addendum No. 1 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 1 shall govern.

I. Defined Terms

“Loan” means an unsecured consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; and (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan.
“Credit Criteria” means the credit criteria and underwriting procedures of the Bank for making unsecured consumer loans that meet the credit threshold made publicly available by Seller, together with any modifications thereto (including, without limitation, modifications to allow such credit policy to be adopted by or applicable to any new Bank added after the Launch Date).
“Month” has the meaning set forth in Section III(a)(i).
“Order” has the meaning set forth in Section III(a)(i).
“Scale Program” means the program facilitated by Seller with respect to “Prime” Loans pursuant to which participating institutional investors deliver Scale Program Purchase Instructions on a grade and term basis only and Seller makes Purchase Commitments on behalf of such investors pursuant to the terms of this Addendum No. 1 and the Master Loan Purchase Agreement, as such program may be amended or modified from time to time with prior written notice to Purchaser.
“Scale Program Loans” means Eligible Loans that constitute “Prime” Loans and are facilitated and sold by Seller pursuant to the Scale Program.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

“Scale Program Monthly Purchase Amount” means the Maximum Purchase Amount with respect to the Scale Program Loans, i.e., the monthly aggregate initial principal balance of Scale Program Loans that Purchaser commits to purchase and for which Seller may make Purchase Commitments on behalf of Purchaser, as such amount is agreed to pursuant to Section III(b).
“Scale Program Purchase Instructions” means the executed Purchase Instructions with respect to Scale Program Loans, attached to the Master Loan Purchase Agreement as Exhibit A-2 and as such Purchase Instructions are updated from time to time pursuant to the terms of the Master Loan Purchase Agreement.
“Select Program” means the program facilitated by Seller with respect to “Prime” Loans pursuant to which participating institutional investors make (either on their own behalf or via delegated authority to Seller) Purchase Commitments for “Prime” Loans outside of the Scale Program.
“Select Program Loans” means Eligible Loans that constitute “Prime” Loans and are facilitated and sold by Seller pursuant to the Select Program.
“Select Program Purchase Instructions” means the executed Purchase Instructions with respect to Select Program Loans (and, if applicable, “Super Prime” Loans), attached to the Master Loan Purchase Agreement as Exhibit A-1 and as such Purchase Instructions are updated from time to time pursuant to the terms of the Master Loan Purchase Agreement.
“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.	Truth in Lending Disclosure

2.	Credit Profile Authorization

3.	Borrower Agreement

4.	Loan Agreement and Promissory Note (Note: form is included as Exhibit A to Borrower Agreement)

5.	Applicable Privacy Notice (Note: form is included as Exhibit B to Borrower Agreement)

6.	Terms of Use

III. Purchase Instructions

The following provisions supplement those contained in Section 2.1 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:
(a)In conjunction with the execution of this Addendum No. 1, Purchaser may (and in the case of the Scale Program, must) provide to Seller completed Purchase Instructions regarding the characteristics of Eligible Loans (satisfying the Credit Criteria outlined in this Addendum No.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

1) it wishes to purchase in the form set forth as Exhibit A-1 and/or Exhibit A-2 to the Master Loan Purchase Agreement, with respect to Select Program Loans and Scale Program Loans, respectively.

(i)
If Purchaser provides Scale Program Purchase Instructions to Seller, Seller and Purchaser shall agree in writing (via email or mail) to the Scale Program Monthly Purchase Amount (i) no later than the twenty-first (21st) day (or such other date as agreed in writing by the Seller and Purchaser) of each calendar month prior to a calendar month occurring during the term of this Addendum No. 1 (each, a “Month”), Purchaser shall submit to Seller in writing the maximum monthly aggregate initial principal balance of Scale Program Loans that it would like to purchase in the Scale Program during the following Month (each, an “Order”); and (ii) upon receipt of each Order, and no later than the last day of the calendar month prior to the applicable Month, Seller shall deliver to Purchaser in writing its Scale Program Monthly Purchase Amount for such Month, which shall, for the avoidance of doubt, be equal to or less than the Order amount delivered by Purchaser for such Month. Any Scale Program Monthly Purchase Amount and Scale Program Purchase Instructions provided by Purchaser to Seller shall be effective on the first day of the next calendar month and will apply for each subsequent calendar month during the term of this Addendum No. 1, until canceled by either Party or superseded by a new Scale Program Monthly Purchase Amount or Scale Program Purchase Instructions.

(ii)
If Purchaser provides Select Program Purchase Instructions to Seller, Purchaser shall also notify Seller in writing (via email or mail) of the related Maximum Purchase Amount. Any Maximum Purchase Amount with respect to Select Loans and Select Program Purchase Instructions provided by Purchaser to Seller shall be effective as of the date they are accepted by Seller in writing (by email or mail) in its sole discretion and will apply for each subsequent calendar month during the term of this Addendum No. 1, until canceled by either Party or superseded by a new properly delivered Maximum Purchase Amount with respect to Select Loans or Select Program Purchase Instructions.

(iii)
With respect to both Scale Program Loans and Select Program Loans, Purchaser hereby delegates to Seller the authority to make Purchase Commitments and purchase Eligible Loans on behalf of Purchaser through the applicable Purchaser Online Account up to the applicable Maximum Purchase Amount in accordance with any then-current applicable Purchase Instructions. Upon selection of an Eligible Loan in accordance with the Purchase Instructions, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any Non-Offered Loans shall be released and removed from any Purchase Commitment. All purchases pursuant to any Purchase Instructions shall be deemed to be in Purchaser’s sole discretion. Purchaser acknowledges that Seller makes no guaranty or warranty that Eligible Loans meeting the characteristics set forth in the Purchase Instructions will be available in any given month. For the avoidance of doubt, (A) Scale Program Purchase Instructions shall apply only to Scale Program Loans, and Select Purchase Instructions shall apply only to Select Program Loans,

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

and (B) with respect to Scale Program Purchase Instructions, Seller shall use commercially reasonable efforts to make Purchase Commitments on behalf of Purchaser during each Month in accordance with the Loan grade and term percentages reflected in the Scale Program Purchase Instructions, but Seller does not guarantee that such Purchase Commitments shall exactly reflect such percentages on a Month-to-Month basis.

(b)For the avoidance of doubt, if Purchaser executes both Addendum No. 1 (Prime) and Addendum No. 2 (Super Prime) and wishes to provide Purchase Instructions for each set of Credit Criteria, Purchaser shall complete and deliver to Seller separate Purchase Instructions with each Addendum and, if Purchaser is participating in both the Scale Program and the Select Program, Purchaser shall deliver to Seller a Scale Program Purchase Instruction and a Select Program Purchase Instruction (rather than solely one set of Purchase Instructions with respect to the “Prime” Loan Product).

(c)To the extent Purchaser is participating in the Scale Program, each Month, Seller may, but is not required to, make available to Purchaser an amount of Scale Program Loans up to the applicable Scale Program Monthly Purchase Amount, and if the amount of Scale Program Loans available in a given Month is collectively less than the corresponding Scale Program Monthly Purchase Amount, such unavailability shall not constitute a breach of this Addendum No. 1 or the Master Loan Purchase Agreement.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:
i.To the extent Seller makes any material changes or modifications to the Credit Criteria applicable to this Addendum No. 1, such changes or modifications shall be communicated to Purchaser in the same manner and method and to the same extent that such changes or modifications are communicated to the public.

ii.Based upon the information provided by the applicant, the Borrower under the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

iii.The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

iv.As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 1:
(a)    Purchaser reserves the right to terminate this Addendum No. 1 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 1. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 1 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 1 (Prime)

SUPER PRIME LOAN PRODUCT
ADDENDUM NO. 2 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 2 to Master Loan Purchase Agreement (“Addendum No. 2”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement, dated as of [______], 20__ between Purchaser and Seller (as amended from time to time, the “Master Loan Purchase Agreement”). All terms and provisions of this Addendum No. 2 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2. To the extent any provision of this Addendum No. 2 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 2 shall govern.

I. Defined Terms

“Loan” means an unsecured consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such Loan.
“Credit Criteria” means the minimum credit criteria designated as Credit Criteria with respect to this Addendum No. 2 and provided by Seller to Purchaser from time to time in Seller’s sole discretion in accordance with the terms of Section IV(a) of this Addendum No. 2. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 2 shall mean the version most recently provided by Seller to Purchaser.
“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

1.	Truth in Lending Disclosure

2.	Credit Profile Authorization

3.	Borrower Agreement

4.	Loan Agreement and Promissory Note (Note: form is included as Exhibit A to Borrower Agreement)

5.	Applicable Privacy Notice (Note: form is included as Exhibit B to Borrower Agreement)

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

6.	Terms of Use

III. Purchase Instructions

The following provisions supplement those contained in Section 2.1 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:
(a)In conjunction with the execution of this Addendum No. 2, Purchaser may provide to Seller completed Purchase Instructions (in the form set forth as Exhibit A to the Master Loan Purchase Agreement) regarding the characteristics of Eligible Loans (satisfying the Credit Criteria outlined in this Addendum No. 2) it wishes to purchase. If Purchaser provides Purchase Instructions to Seller, Purchaser shall also notify Seller in writing (via email or mail) of the Maximum Purchase Amount. Any Maximum Purchase Amount and Purchase Instructions provided by Purchaser to Seller shall be effective as of the date they are accepted by Seller in writing (via email or mail) in its sole discretion and will apply for each subsequent calendar month during the term of this Addendum No. 2, until canceled by either Party or superseded by a new properly delivered Maximum Purchase Amount or Purchase Instruction. Purchaser hereby delegates to Seller the authority to make Purchase Commitments and purchase Eligible Loans on behalf of Purchaser through the applicable Purchaser Online Account up to the Maximum Purchase Amount in accordance with any then-current Purchase Instructions. Upon selection of an Eligible Loan in accordance with the Purchase Instructions, Seller commits to offer Purchaser, and Purchaser hereby commits to purchase such Eligible Loan; provided, however, that any Non-Offered Loans shall be released and removed from any Purchase Commitment. All purchases pursuant to any Purchase Instructions shall be deemed to be in Purchaser’s sole discretion. Purchaser acknowledges that Seller makes no guaranty or warranty that Eligible Loans meeting the characteristics set forth in the Purchase Instructions will be available in any given month.

(b)For the avoidance of doubt, if Purchaser executes both Addendum No. 1 (Prime) and Addendum No. 2 (Super Prime) and wishes to provide Purchase Instructions for each set of Credit Criteria, Purchaser shall complete and deliver to Seller separate Purchase Instructions with each Addendum.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 2. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

(b)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(c)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

(d)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 2:
(a)    Purchaser reserves the right to terminate this Addendum No. 2 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 2. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 2 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 2 (Super Prime)

NEAR PRIME LOAN PRODUCT
ADDENDUM NO. 3 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 3 to Master Loan Purchase Agreement (“Addendum No. 3”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement, dated as of [______], 20__ between Purchaser and Seller (as amended from time to time, the “Master Loan Purchase Agreement”). All terms and provisions of this Addendum No. 3 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3. To the extent any provision of this Addendum No. 3 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 3 shall govern.

I. Defined Terms

“Loan” means an unsecured, consumer loan originated by Bank and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such Loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds); (c) all Servicing Rights with respect to such loan; and (d) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such Loan.
“Credit Criteria” means the minimum credit criteria for near prime Loans designated as Credit Criteria with respect to this Addendum No. 3 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 3. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 3 shall mean the version most recently provided by Seller to Purchaser.
“Near Prime Loan Product” means the “Near Prime” Loan Product for which Loans satisfying the Credit Criteria applicable to this Addendum No. 3 are facilitated by Seller.

“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

II. Loan Documents

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

1.	Truth in Lending Disclosure

2.	Credit Profile Authorization

3.	Borrower Agreement

4.	Loan Agreement and Promissory Note (Note: form is included as Exhibit A to Borrower Agreement)

5.	Applicable Privacy Notice (Note: form is included as Exhibit B to Borrower Agreement)

6.	Terms of Use

III. Purchase Requirement

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 3, Purchaser and Seller shall mutually agree in writing (by mail or email) to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing (by mail or email), Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing (by mail or email) to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Addendum No. 3.
(a)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 3 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement in writing (by mail or email) between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer additional Eligible Loans during such month subject to the Purchase Limitation.

(b)    Seller may strive to allocate Eligible Loans among purchasers purchasing Loans satisfying the Credit Criteria applicable to the Loan Product covered by this Addendum No. 3 in an equitable manner so that all purchasers have an equitable opportunity to purchase Eligible Loans pursuant to the Credit Criteria specifications outlined in this Addendum No. 3. However, Purchaser acknowledges that Seller may, in its sole and absolute discretion, allocate Eligible Loans to

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

purchasers of the Near Prime Loan Product in a manner that does not result in all participants having an equal distribution of Eligible Loans, whether across grade, term or amount.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 3:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 3. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is an individual and not a corporation, partnership, association, or similar entity. For purposes of this Section IV(b), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(c)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.

(d)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria applicable to this Addendum No. 3:
(a)    Purchaser reserves the right to terminate this Addendum No. 3 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 3. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 3 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 3 (Near Prime)

SMALL BUSINESS LOAN PRODUCT
ADDENDUM NO. 4 TO MASTER LOAN PURCHASE AGREEMENT
This Addendum No. 4 to Master Loan Purchase Agreement (“Addendum No. 4”) is effective as of the date of execution by Purchaser and Seller. All capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Master Loan Purchase Agreement, dated as of [______], 20__ between Purchaser and Seller (as amended from time to time, the “Master Loan Purchase Agreement”). All terms and provisions of this Addendum No. 4 shall be incorporated into and shall supplement the Master Loan Purchase Agreement with respect to Loans satisfying the Credit Criteria outlined in this Addendum No. 4. To the extent any provision of this Addendum No. 4 conflicts with any other provision of the Master Loan Purchase Agreement, the provision of this Addendum No. 4 shall govern.

I. Product-Specific Defined Terms

“Loan” means a business loan originated and issued by Bank to a business entity (including a sole proprietorship) and acquired by Seller, which includes, on a whole loan basis, all right, title and interest of Bank, as holder of both the beneficial and legal title to such loan, including without limitation: (a) the related Loan Document Package, the related Records and all other loan documents, files and records for such loan; (b) all proceeds from such Loan (including without limitation any monthly payments, any prepayments and any other proceeds) and any related Personal Guaranty; (c) any collateral securing any of the foregoing; (d) all Servicing Rights with respect to such loan; and (e) all other rights, titles, interests, benefits, proceeds, remedies and claims in favor or for the benefit of Bank (or its successors and assigns) arising from or relating to such loan.
“Credit Criteria” means the minimum credit criteria for business Loans designated as Credit Criteria with respect to this Addendum No. 4 and provided by Seller to Purchaser from time to time in Seller’s sole discretion upon at least ten (10) Business Days’ notice in accordance with the terms of Section IV(a) of this Addendum No. 4. For the avoidance of doubt, “Credit Criteria” for purposes of this Addendum No. 4 shall mean the version most recently provided by Seller to Purchaser.

“Personal Guaranty” means, with respect to a Loan satisfying the Credit Criteria outlined in this Addendum No. 4, a guaranty by an individual person of all or any portion of the obligations under such loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Purchase Requirement” means a minimum aggregate dollar amount of applicable Purchase Commitments (to the extent Eligible Loans are available, offered by Seller to Purchaser, and subject to any Purchase Limitation) that Purchaser agrees to make in a given calendar month.

“Servicing Rights” has the meaning assigned to such term in the Servicing Agreement.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

“Small Business Loan Product” means the “Small Business Term” Loan Product for which Loans satisfying the Credit Criteria applicable to this Addendum No. 4 are facilitated by Seller.

II. Loan Documents

1.	Commercial Borrower Agreement

2.	Commercial Loan Agreement and Promissory Note (Note: form is included as Exhibit A to Commercial Borrower Agreement)

3.	Applicable Privacy Notice (Note: form is included as Exhibit B to Commercial Borrower Agreement

4.	Terms of Use

5.	Personal Guaranty

6.	Security Agreement (if applicable)

7.	UCC Financing Statements(s) (if applicable)

III. Purchase Requirement

The following provisions supplement those contained in Section 2.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    With respect to Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications of this Addendum No. 4, Purchaser and Seller shall mutually agree in writing (by mail or email) to a Purchase Requirement. At least thirty (30) days prior to the first day of each month, or as otherwise agreed between the Parties in writing (by mail or email), Seller and Purchaser will mutually agree as to the Purchase Requirement for such month. Such Purchase Requirement will go into effect on the first day of such month and will apply for each month going forward until Seller and Purchaser mutually agree in writing (by mail or email) to modify such Purchase Requirement. For the avoidance of doubt, Seller may, but is not required to offer to Purchaser, an amount of Eligible Loans equal to the Purchase Requirement and its offer of no Eligible Loans or an amount of Eligible Loans that is less than the Purchase Requirement shall not constitute a breach of this Addendum No. 4.
(b)    Purchaser agrees to make a Purchase Commitment for all Eligible Loans offered to Purchaser by Seller pursuant to the Credit Criteria specifications outlined in this Addendum No. 4 (other than those that become Non-Offered Loans and to the extent Eligible Loans are available) in any given calendar month until such time as Purchaser has made Purchase Commitments for an amount of Eligible Loans (based upon Purchase Price) equal to the Purchase Requirement for such month. Each Eligible Loan offered to Purchaser by Seller, in Seller’s sole discretion, up to the Purchase Requirement will be deemed to be subject to a Purchase Commitment upon offer. After meeting the Purchase Requirement for any calendar month, upon the mutual agreement in writing (by mail or email) between Seller and Purchaser and to the extent Eligible Loans are available, Seller may offer additional Eligible Loans during such month subject to the Purchase Limitation.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

(c)    Seller may strive to allocate Eligible Loans among purchasers purchasing Loans satisfying the Credit Criteria applicable to the Loan Product covered by this Addendum No. 4 in an equitable manner so that all purchasers have an equitable opportunity to purchase Eligible Loans pursuant to the Credit Criteria specifications outlined in this Addendum No. 4. However, Purchaser acknowledges that Seller may, in its sole and absolute discretion, allocate Eligible Loans to purchasers of the Small Business Loan Product in a manner that does not result in all participants having an equal distribution of Eligible Loans, whether across grade, term or amount.

IV. Representations, Warranties and Covenants

The following representations, warranties and covenants supplement those contained in Section 4.2 of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    Seller shall provide written notification to Purchaser at least ten (10) Business Days prior to any material changes or modifications to the Credit Criteria applicable to this Addendum No. 4. In addition to the notice required pursuant to this Section IV(a), Seller agrees to provide or otherwise make available to Purchaser a copy of the Credit Criteria then in effect upon Purchaser’s reasonable request.

(b)    The Purchased Loan is supported by a Personal Guaranty executed and delivered by a guarantor.
(c)    The guarantor making a Personal Guaranty in respect of such Purchased Loan has represented that he or she (1) is a U.S. citizen or permanent resident, or living in the U.S. on a valid, long-term visa; (2) is at least the age of majority in his or her state of residence; and (3) has a U.S. social security number; and to Seller’s actual knowledge, without independent investigation, no such guarantor representation is untrue.

(d)    The applicable Borrower in respect of such Purchased Loan has represented that it has an account at a U.S. financial institution with a routing transit number; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue. In addition, the Borrower in respect of such Purchased Loan has represented that it has a valid email account; and to Seller’s actual knowledge, without independent investigation, such Borrower representation is not untrue.

(e)    The applicable Borrower of such Purchased Loan has represented that the proceeds of such Purchased Loan will be used only for a business, commercial, or agricultural purpose, including, without limitation, debt consolidation/refinance, inventory purchase, equipment purchase, working capital, remodel, acquisition of business location, marketing, emergency repairs, or other business purpose; and to Seller’s actual knowledge, without independent investigation, no such Borrower or guarantor representation is untrue.

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

(f)    Based upon the information provided by the applicant, the Borrower of the Purchased Loan is a corporation, partnership, association, or similar entity, and not an individual. For purposes of this Section IV(f), a single member limited liability company or other entity owned or operated by or passing through to an individual shall be deemed an entity and not an individual.

(g)    The Purchased Loan is not a revolving line of credit or similar credit facility and no obligation to make any future advance to the Borrower exists or is contemplated with respect to such Purchased Loan.
(h)    As of the applicable Origination Date, the Purchased Loan is fully amortizing with payments due monthly.

V. Termination

The following provision supplements those contained in Section 8.2(a) of the Master Loan Purchase Agreement with respect to Purchased Loans satisfying the Credit Criteria outlined in this Addendum No. 4:
(a)    Purchaser reserves the right to terminate this Addendum No. 4 immediately upon written notice to Seller within five (5) Business Days of receipt of the notice set forth in Section IV(a) of this Addendum No. 4. For the avoidance of doubt, the Master Loan Purchase Agreement and any other outstanding Addenda shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 4 as of the last date written below.

PURCHASER:                    SELLER:
[_____________________]                LENDINGCLUB CORPORATION

By: ____________________________        By: ____________________________
Name:                            Name:
Title:                            Title:
Date:                            Date:

MASTER LOAN PURCHASE AGREEMENT – Addendum No. 4 (Small Business)

EXHIBIT A-1
PURCHASE INSTRUCTIONS

Pursuant to Section 2 of the Master Loan Purchase Agreement, dated as of [______], 20__, between LendingClub Corporation (“Seller”) and [__________] (“Purchaser”), Purchaser provides these Purchase Instructions, which Purchase Instructions shall supersede any and all prior Purchase Instructions.

Purchaser wishes to make Purchase Commitments for Eligible Loans across Loan grades and terms in accordance with the following percentages (such percentages reflecting the target distribution of the outstanding principal amounts of each Loan grade and term in the applicable underlying Purchaser Online Account) with respect to its participation in the:

☐ Prime Loan Product/Select Program (Addendum No. 1)
☐ Super Prime Loan Product (Addendum No. 2)

GRADE:

Grade AA (Not available in 5yr term)	Grade A	Grade B	Grade C	Grade D	Grade E
____%	____%	____%	____%	____%	____%

TERM:

____ % 24-Month + ____ % 36-Month + ____% 60-Month + ____% 84-Month = 100% (AA and A product only) (AA product only)

ADDITIONAL INSTRUCTIONS (OPTIONAL):

•	__________________________________________________________

•	__________________________________________________________
PURCHASER:    ACCEPTED BY SELLER:
[_____________________]    LENDINGCLUB CORPORATION

By: ____________________________    By: ____________________________
Name:    Name:

MASTER LOAN PURCHASE AGREEMENT – Exhibit A-1

Title:    Title:
Date:

MASTER LOAN PURCHASE AGREEMENT – Exhibit A-1

EXHIBIT A-2
SCALE PROGRAM PURCHASE INSTRUCTIONS
Pursuant to Section 2 of the Master Loan Purchase Agreement, dated as of [_____] (as may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between [_______________] (“Purchaser”) and LendingClub Corporation (“LendingClub”), as seller (in such capacity, “Seller”), Purchaser provides these Scale Program Purchase Instructions with respect to Purchase Commitments for Scale Program Loans only. All terms used and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.
Purchaser wishes to make Purchase Commitments for Scale Program Loans across Loan grades and terms in accordance with the following percentages (such percentages reflecting the target distribution of the aggregate initial principal balance of the Scale Program Loans for which Seller shall use commercially reasonable efforts to make Purchase Commitments on behalf of Purchaser during each Month). For the avoidance of doubt, these Scale Program Purchase Instructions shall be effective on the first day of the Month following the date of acceptance by Seller.
GRADE:

Grade A	Grade B	Grade C	Grade D	Grade E
____%	____%	____%	____%	____%

TERM:

36-month	60-month
____%	____%

PURCHASER:    ACCEPTED BY SELLER:
[PURCHASER]    LENDINGCLUB CORPORATION

By: ____________________________    By: ____________________________

MASTER LOAN PURCHASE AGREEMENT – Exhibit A-2

Name:    Name:
Title:    Title:
Date:

MASTER LOAN PURCHASE AGREEMENT – Exhibit A-2